August 30, 2011

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitute and appoint each of Mark P. Mays, William B. Feehan, Robert H. Walls, Jr., Hamlet T. Newsom, Jr. and Michelle Miller signing singly, as the undersigned’s true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned’s capacity as an owner of greater than 10% of the outstanding Common Stock of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  Each of the undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect as to each of the undersigned until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of date first written above.

CC MEDIA HOLDINGS, INC.	CLEAR CHANNEL CAPITAL II, LLC

By: /s/ Hamlet T. Newsom, Jr.	By: /s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr., Vice President,	Hamlet T. Newsom, Jr., Vice President,
Associate General Counsel and Assistant	Associate General Counsel and Assistant
Secretary	Secretary

CLEAR CHANNEL CAPITAL I, LLC	CLEAR CHANNEL COMMUNICATIONS, INC.

By: /s/ Hamlet T. Newsom, Jr.	By: /s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr., Vice President,	Hamlet T. Newsom, Jr., Vice President,
Associate General Counsel and Assistant	Associate General Counsel and Assistant
Secretary	Secretary

CLEAR CHANNEL HOLDINGS, INC.

By: /s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr., Vice President,
Associate General Counsel and Assistant
Secretary